Exhibit 99.1

United States Diesel-Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2018 (In Liquidation)*

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$200,907
Realized Trading Gain (Loss) on Short-Term Investments	(62)
Unrealized Gain (Loss) on Market Value of Futures	(265,167)
Dividend Income	(111)
Interest Income	1,378
Total Income (Loss)	$(63,055)

Expenses
General Partner Management Fees	$628
Professional Fees	769
Brokerage Commissions	145
Non-interested Directors' Fees and Expenses	12
Prepaid Insurance Expense	13
NYMEX License Fee	16
SEC & FINRA Registration Expense	120
Total Expenses	1,703
Expense Waiver	(884)
Net Expenses	$819
Net Income (Loss)	$(63,874)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/18	$4,247,023
Withdrawals (200,000 Shares)	(4,183,149)
Net Income (Loss)	(63,874)

Net Asset Value End of Month*	$0

* The Fund ceased trading on the NYSE Arca on September 7, 2018 and the Fund’s liquidation date was September 12, 2018.

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596